Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD THIRD QUARTER RESULTS
AND RAISES 2015 EARNINGS GUIDANCE RANGE

Highlights include:

•	Record third quarter and year to date results

•	Q3 diluted EPS of $0.90, up 15% over Q3 2014; year to date diluted EPS of $2.83, up 15% over the first nine months of 2014

•	Raised 2015 earnings guidance range to $2.80 - $2.85 per diluted share
______________________

COVINGTON, LA. (October 22, 2015) – Pool Corporation (NASDAQ/GSM:POOL) today reported record results for the third quarter of 2015.
“Our solid third quarter sales, gross profit and earnings growth were driven by increased market share and continued gradual recovery of discretionary spending. Our results are a direct reflection of our resilience and our proven ability to help our customers take full advantage of the opportunities available to them. The warm and dry conditions enjoyed by much of the country late in the season positively impacted results in the third quarter, which is truly the prime time to showcase how we can serve our customers when they need us most,” said Manuel Perez de la Mesa, President and CEO.
Net sales for the third quarter of 2015 were a record $645.8 million compared to $615.5 million in the third quarter of 2014, with base business sales up 5% for the period. Our sales rebounded in the quarter to more normalized levels, as weather improved in markets that had experienced poor conditions through June. We realized double-digit growth in building materials and equipment sales, driven by the continued recovery in remodeling and replacement activity. International currencies remained weak compared to the U.S. dollar, resulting in an almost 2% unfavorable impact on consolidated net sales. In local currencies, our international business realized sales growth of approximately 6% for the third quarter of 2015, but when translated into U.S. dollars for consolidation purposes, these sales declined 13% for the period.
Gross profit for the third quarter of 2015 increased 5% to a record $184.3 million from $176.2 million in the same period of 2014. Gross profit as a percentage of net sales (gross margin) decreased 10 basis points to 28.5% compared to the third quarter of 2014.
Selling and administrative expenses (operating expenses) increased only 1% to $118.8 million in the third quarter of 2015 compared to the third quarter of 2014, with base business operating expenses essentially flat over the comparable period. An increase in performance-based incentive compensation was offset by an approximately 2% favorable impact on operating expenses from the stronger U.S. dollar relative to foreign currencies.
Operating income for the quarter increased 12% to a record $65.5 million compared to the same period in 2014. Operating income as a percentage of net sales (operating margin) was 10.1% for the third quarter of 2015 compared to 9.5% in the third quarter of 2014.
Net income attributable to Pool Corporation increased 13% to a record $39.4 million in the third quarter of 2015, compared to $34.8 million for the third quarter of 2014. Earnings per share was up 15% to a record $0.90 per diluted share for the three months ended September 30, 2015 versus $0.78 per diluted share for the comparable period in 2014. We estimate a $0.01 negative impact on earnings per share in the quarter versus the comparable 2014 period, due to the impact of the stronger U.S. dollar on the translation of foreign currency denominated earnings.

Net sales and base business sales for the nine months ended September 30, 2015 increased 4% to a record $1,948.1 million from $1,870.1 million in the comparable 2014 period. Foreign currency translation adversely impacted our consolidated sales growth rate by approximately 2% for the first nine months of 2015 compared to the first nine months of 2014. Gross margin decreased approximately 10 basis points to 28.6% in the first nine months of 2015 from the same period last year.
Operating expenses were consistent with the first nine months of 2014. Base business operating expenses declined 2%, due primarily to the favorable impact on consolidated operating expenses from the stronger U.S. dollar relative to foreign currencies. Operating income for the first nine months of 2015 increased 11% to $210.2 million compared to $189.6 million in the same period last year. Operating income was adversely affected by an estimated $2.5 million from the impact of foreign currency translation.
Earnings per share for the first nine months of 2015 increased 15% to a record $2.83 per diluted share on net income attributable to Pool Corporation of $125.8 million, compared to $2.47 per diluted share on net income attributable to Pool Corporation of $112.9 million in the comparable 2014 period. We estimate a $0.04 negative impact on earnings per share versus the comparable 2014 period due to the impact of the stronger U.S. dollar on the translation of foreign currency denominated earnings.
On the balance sheet, total net receivables increased 6% while inventory levels remained flat compared to September 30, 2014. Total debt outstanding at September 30, 2015 was $394.9 million, consistent with total debt at September 30, 2014.
Cash provided by operations was $78.0 million for the first nine months of 2015 compared to $37.2 million for the first nine months of 2014. The increase in cash provided by operations is primarily related to our net income growth, positive working capital management and the timing of inventory purchases and payments compared to last year. Adjusted EBITDA (as defined in the addendum to this release) was $72.1 million and $64.6 million for the third quarter of 2015 and 2014, respectively, and $229.6 million and $207.9 million for the first nine months of 2015 and 2014, respectively.
“With the bulk of the pool season now behind us, we are raising and narrowing our fiscal 2015 earnings guidance to a range of $2.80 to $2.85 per diluted share, from our most recent guidance of $2.72 to $2.82 per diluted share. Despite the adverse impact of weaker foreign currencies in 2015, our results for the year should be consistent with our long-term expectations of 15% or higher EPS growth. As the 2015 season wraps up, we are now looking forward to a strong finish that will further our position and lay a solid foundation for success in 2016. Our customers know that our service levels are unsurpassed in the industry, enabling us to strengthen relationships and grow market share. It is amazing what can be achieved when we execute our strategies, given our consistent investments to improve our value propositions for customers and suppliers alike,” said Perez de la Mesa.
POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 331 sales centers in North America, Europe, South America and Australia, through which it distributes more than 160,000 national brand and private label products to roughly 100,000 wholesale customers. For more information, please visit www.poolcorp.com.
This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net sales	$645,779	$615,536	$1,948,064	$1,870,120
Cost of sales	461,491	439,292	1,390,715	1,332,800
Gross profit	184,288	176,244	557,349	537,320
Percent	28.5%	28.6%	28.6%	28.7%

Selling and administrative expenses	118,776	117,787	347,106	347,718
Operating income	65,512	58,457	210,243	189,602
Percent	10.1%	9.5%	10.8%	10.1%

Interest expense, net	2,473	1,864	6,368	5,691
Income before income taxes and equity earnings	63,039	56,593	203,875	183,911
Provision for income taxes	23,704	21,711	78,489	71,111
Equity earnings in unconsolidated investments	68	76	259	209
Net income	39,403	34,958	125,645	113,009
Add: net (income) loss attributable to noncontrolling interest	44	(122)	144	(122)
Net income attributable to Pool Corporation	$39,447	$34,836	$125,789	$112,887

Earnings per share:
Basic	$0.92	$0.80	$2.91	$2.53
Diluted	$0.90	$0.78	$2.83	$2.47
Weighted average shares outstanding:
Basic	42,826	43,756	43,266	44,563
Diluted	43,939	44,864	44,407	45,730

Cash dividends declared per common share	$0.26	$0.22	$0.74	$0.63

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	September 30,	Change
	2015	2014	$	%

Assets
Current assets:
Cash and cash equivalents	$29,504	$14,455	$15,049	104%
Receivables, net	70,399	69,847	552	1
Receivables pledged under receivables facility	149,375	137,318	12,057	9
Product inventories, net	412,587	414,331	(1,744)	—
Prepaid expenses and other current assets	11,062	10,561	501	5
Deferred income taxes	3,256	5,378	(2,122)	(39)
Total current assets	676,183	651,890	24,293	4

Property and equipment, net	66,296	57,260	9,036	16
Goodwill	172,150	174,607	(2,457)	(1)
Other intangible assets, net	11,393	12,433	(1,040)	(8)
Equity interest investments	1,196	1,289	(93)	(7)
Other assets, net	15,178	11,757	3,421	29
Total assets	$942,396	$909,236	$33,160	4%

Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$170,582	$154,511	$16,071	10%
Accrued expenses and other current liabilities	77,298	75,222	2,076	3
Short-term borrowings and current portion of long-term debt and other long-term liabilities	1,799	2,618	(819)	(31)
Total current liabilities	249,679	232,351	17,328	7

Deferred income taxes	22,755	19,934	2,821	14
Long-term debt	393,067	391,120	1,947	—
Other long-term liabilities	13,216	10,027	3,189	32
Total liabilities	678,717	653,432	25,285	4
Redeemable noncontrolling interest	2,457	3,144	(687)	(22)
Total stockholders’ equity	261,222	252,660	8,562	3
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$942,396	$909,236	$33,160	4%
__________________

1.	The allowance for doubtful accounts was $3.5 million at September 30, 2015 and $4.3 million at September 30, 2014.

2.	The inventory reserve was $8.3 million at September 30, 2015 and $8.3 million at September 30, 2014.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2015	2014	Change
Operating activities
Net income	$125,645	$113,009	$12,636
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,920	10,749	1,171
Amortization	771	1,075	(304)
Share-based compensation	7,112	6,854	258
Excess tax benefits from share-based compensation	(4,916)	(4,141)	(775)
Equity earnings in unconsolidated investments	(259)	(209)	(50)
Other	2,314	2,495	(181)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(78,662)	(79,891)	1,229
Product inventories	52,463	19,262	33,201
Prepaid expenses and other assets	296	(1,212)	1,508
Accounts payable	(66,035)	(61,544)	(4,491)
Accrued expenses and other current liabilities	27,334	30,773	(3,439)
Net cash provided by operating activities	77,983	37,220	40,763

Investing activities
Acquisition of businesses, net of cash acquired	(602)	(9,381)	8,779
Purchase of property and equipment, net of sale proceeds	(21,299)	(14,687)	(6,612)
Payments to fund credit agreement	(6,300)	—	(6,300)
Collections from credit agreement	4,557	—	4,557
Other investments, net	75	133	(58)
Net cash used in investing activities	(23,569)	(23,935)	366

Financing activities
Proceeds from revolving line of credit	721,835	658,720	63,115
Payments on revolving line of credit	(690,677)	(542,018)	(148,659)
Proceeds from asset-backed financing	128,400	121,600	6,800
Payments on asset-backed financing	(85,800)	(93,600)	7,800
Proceeds from short-term borrowings, long-term debt and other long-term liabilities	4,948	1,621	3,327
Payments on short-term borrowings, long-term debt and other long-term liabilities	(4,678)	—	(4,678)
Payments of deferred financing costs	—	(7)	7
Excess tax benefits from share-based compensation	4,916	4,141	775
Proceeds from stock issued under share-based compensation plans	10,906	8,090	2,816
Payments of cash dividends	(32,008)	(28,075)	(3,933)
Purchases of treasury stock	(90,306)	(135,155)	44,849
Net cash used in financing activities	(32,464)	(4,683)	(27,781)
Effect of exchange rate changes on cash and cash equivalents	(7,276)	(2,153)	(5,123)
Change in cash and cash equivalents	14,674	6,449	8,225
Cash and cash equivalents at beginning of period	14,830	8,006	6,824
Cash and cash equivalents at end of period	$29,504	$14,455	$15,049

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2015	2014	2015	2014	2015	2014
Net sales	$641,210	$612,112	$4,569	$3,424	$645,779	$615,536

Gross profit	182,624	174,766	1,664	1,478	184,288	176,244
Gross margin	28.5%	28.6%	36.4%	43.2%	28.5%	28.6%

Operating expenses	116,805	116,483	1,971	1,304	118,776	117,787
Expenses as a % of net sales	18.2%	19.0%	43.1%	38.1%	18.4%	19.1%

Operating income (loss)	65,819	58,283	(307)	174	65,512	58,457
Operating margin	10.3%	9.5%	(6.7)%	5.1%	10.1%	9.5%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,
	2015	2014	2015	2014	2015	2014
Net sales	$1,933,349	$1,864,625	$14,715	$5,495	$1,948,064	$1,870,120

Gross profit	551,946	535,127	5,403	2,193	557,349	537,320
Gross margin	28.5%	28.7%	36.7%	39.9%	28.6%	28.7%

Operating expenses	340,716	345,909	6,390	1,809	347,106	347,718
Expenses as a % of net sales	17.6%	18.6%	43.4%	32.9%	17.8%	18.6%

Operating income (loss)	211,230	189,218	(987)	384	210,243	189,602
Operating margin	10.9%	10.1%	(6.7)%	7.0%	10.8%	10.1%

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
Poolwerx Development LLC (1)	April 2015	1	April - September 2015
St. Louis Hardscape Material & Supply, LLC (1) (2)	December 2014	1	January - September 2015
Pool Systems Pty. Ltd.	July 2014	3	January - September 2015 and August - September 2014
DFW Stone Supply, LLC (1)	March 2014	2	January - May 2015 and March - May 2014
Atlantic Chemical & Aquatics Inc. (1)	February 2014	2	January - April 2015 and February - April 2014

(1)	We acquired certain distribution assets of each of these companies.

(2)
We completed this acquisition on December 31, 2014. This sales center is included in our sales center count beginning in January 2015, as shown in the table below which summarizes the changes in our sales centers during 2015.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
The table below summarizes the changes in our sales centers in the first nine months of 2015. Please see footnote 2 to the acquisition table presented above for further information about our acquired locations.

December 31, 2014	328
Acquired	2
New locations	3
Consolidated locations	(2)
September 30, 2015	331

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share‑based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2015	2014	2015	2014
Net income	$39,403	$34,958	$125,645	$113,009
Add:
Interest expense (1)	2,473	1,864	6,368	5,691
Provision for income taxes	23,704	21,711	78,489	71,111
Share-based compensation	2,262	2,197	7,112	6,854
Equity earnings in unconsolidated investments	(68)	(76)	(259)	(209)
Depreciation	4,233	3,728	11,920	10,749
Amortization (2)	82	246	300	676
Adjusted EBITDA	$72,089	$64,628	$229,575	$207,881

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)
Excludes amortization of deferred financing costs of $157 and $133 for the three months ended September 30, 2015 and September 30, 2014, respectively, and $471 and $399 for the nine months ended September 30, 2015 and September 30, 2014, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30,		September 30,
	2015	2014	2015	2014
Adjusted EBITDA	$72,089	$64,628	$229,575	$207,881
Add:
Interest expense, net of interest income	(2,316)	(1,731)	(5,897)	(5,292)
Provision for income taxes	(23,704)	(21,711)	(78,489)	(71,111)
Excess tax benefits from share-based compensation	(348)	(221)	(4,916)	(4,141)
Other	975	(487)	2,314	2,495
Change in operating assets and liabilities	87,933	47,630	(64,604)	(92,612)
Net cash provided by operating activities	$134,629	$88,108	$77,983	$37,220